EXHIBIT INDEX

99.1 Company Press Release July 25, 2000, titled "10th Special Forces Group (Airborne) at Fort Carson is the First Unit to Receive New FMTV A1 Models."

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Exhibit 99.1

NEWS FROM:                                             STEWART & STEVENSON
                                                       TACTICAL VEHICLE SYSTEMS
                                                       P.O. BOX 330
                                                       SEALY, TX 77474

10TH SPECIAL FORCES GROUP (AIRBORNE) AT FORT CARSON IS THE FIRST UNIT TO RECEIVE NEW FMTV A1 MODELS

     FORT CARSON, CO., July 25, 2000 -- STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer and distributor of industrial and energy related equipment; oilfield and airline ground support equipment; and a manufacturer of medium tactical vehicles for the U.S. Army, announced that the Army's Family of Medium Tactical Vehicles (FMTV) program achieved a major milestone on July 7 with ceremonies marking the fielding of the first A1 Models to the 10th Special Forces Group (Airborne) here.

     The 10th Special Forces Group (Airborne), which returned recently from deployment in the Balkans, became the First Unit Equipped (FUE) with the new FMTVs, receiving M1089 A1 5-ton wreckers and M1084 A1 5-ton standard cargo trucks with Material Handling Equipment.

     At FUE, the Army passes the trucks to soldiers in unit sets for the first time. Presiding over the ceremony were the Honorable Paul J. Hoeper, Assistant Secretary of the Army (Acquisition, Technology and Logistics) and the Honorable David L. Hobson (R-7, OH), chairman of the House Appropriations military construction subcommittee. Col. Robert B. Lees, Jr., Project Manager, Medium Tactical Vehicles; Michael L. Grimes, President and Chief Executive Officer for Stewart & Stevenson Services, Inc., and Richard M. Wiater, President of Stewart & Stevenson Tactical Vehicle Systems, LP., were also present.

     "The second generation FMTV vehicle that we are handing off today to the 10th Special Forces Group is truly a world-class tactical truck," Lees said. "It is a system with demonstrated reliability composed of state-of-the-art components ranging from the latest emission certified engine with increased horsepower to Anti-lock Brake System to the most modern Interactive Electronic Technical Manual developed to date. Not only is the FMTV A1 an outstanding vehicle, but it unanimously received the Army's full material release approval and was Type Classified - Standard after completion of extensive Army testing. By achieving both critical milestones, the FMTV has raised the reliability bar for all tactical vehicles to unmatched levels worldwide.

     "Stewart & Stevenson has assured the reliability that is designed into this truck will be maintained throughout the production process in their ISO 9001 facility, thus guaranteeing that the FMTV A1 operational availability will equal, if not better, the 96 percent experienced with its predecessor - the A0," Lees continued. "The A1 is truly a soldier's truck, designed with soldiers' safety and comfort in mind. It has performed in an exceptional manner on rugged test terrains like its eight-year-old predecessor operating in the field today."

     Secretary Hoeper asserted that FMTV meets the Army Chief of Staff's vision for the future Army. "We wanted, when we fielded this truck, to be able to provide not just a satisfactory truck, but a great truck that would meet the needs of the Army for many years to come.

     "The FUE is an important milestone because it means that the A1 truck is now ready for our soldiers," he continued. "Today the Army and the 10th Special Forces will start reaping considerable operational advantages from the FMTV because it is a truck that meets the Army's transformation needs. These trucks are deployable, they're transportable. They fit in a C-130. They can be air-dropped . They're available, they're supportable. As part of the Chief's vision, we have to bring down the logistics footprint. The FMTV helps reduce that logistics footprint by more than 60 percent - fewer parts to stock and fewer parts to deliver, fewer mechanics to train."

     Congressman Hobson called the FMTV A1 the result of a team effort between the Army, Congress and Stewart & Stevenson. "We shared some thoughts a couple of years ago about this truck and where we were going," Hobson said. "I've got to tell you it has been a team effort with the company, with the Secretary, with the Colonel - all of us - to field this truck today ... the best truck we can do for the men and women of our services.

     "This is the largest single procurement contract that the Army has," Hobson pointed out. "There are more dollars in this than any other program over the life of it, so it's very important to all of us. When I traveled to Bosnia several years ago, before the deployment, I asked one of the officers what his greatest need was. I expected him to say he needed some weapons system, some communications system. But what he said to me was 'I need more trucks and I need newer trucks. My trucks are older than the kids driving them. We can't move without trucks'."

     Grimes also credited the team effort that made the A1 possible. "This celebration of the first fielding of the new and improved version of the A1 model represents the success that comes when a true collaboration between the user and the manufacturer come together to present a really unique product that is fully optimized for the mission at hand," Grimes said He also credited the men and women who build the trucks. "This ceremony is not only attended by you present here today," he said, "but in spirit by the 4,000 Stewart & Stevenson employees, and particularly by the more than 600 employees at our facility in Sealy, Texas where the trucks are produced. They have put their heart and soul into the particular product for you. They are proud not only of the vehicle, but of their ability and opportunity to participate in defense of our great nation through these vehicles."

     Lt. Colonel Robert Waltemeyer, Executive Officer of the 10th Special Forces
(A), accepted the logbook signifying the ceremonial passing of the vehicles and told the audience, " This ceremony culminates a long process of development, testing, production and training of a great piece of equipment and the best soldiers in the world. It marks a great relationship between the military and the civilian community. It underscores America's commitment to providing the best equipment to the best Army in the world.

     "Being acknowledged as the first unit is nothing new to the 10th Special Forces Group," he said. "As the oldest and most enduring special operations organization in the military, the soldiers of this group are accustomed to being first."

     Underscoring the importance of the FMTVs, he said, "In a few days the new model M1084 A1s will be hauling equipment into the mountains to support the training of our mountaineering teams. In a few weeks, these same trucks will be on the road to support a field training exercise in Colorado, Wyoming and Utah. In a few months, these same trucks will be operating under the most treacherous ice and snow and high altitude conditions, supporting our cold weather training. These trucks may find themselves on a C-5 or C-17 enroute to Europe where they will support exchange training exercises with regional partners in areas like Norway, Finland, Moldavia, Greece, Czech Republic, Turkey, Estonia, Lithuania, Latvia - just to name a few. These trucks may shortly be called upon to haul equipment for humanitarian missions through the mud in Georgia, Armenia, and Azerbaijan. I have no doubt that these trucks will find their way to the mountain passes and hairpin turns of the Balkans as we continue our mission there. I provide this short geography lesson as I want you to understand a couple of key points from a soldier's perspective.

     "This is not just a truck to us; it is part of our lifeline," Waltemeyer stressed. "It is not just a truck; it's part of our ability to train and prepare for war and it represents a means to generate combat power. Therefore, it as important to us as any other weapons system we depend on. It is not just a truck; it is a tool that we use to safely and effectively take care of America's most precious and treasured national asset - the American soldier."

     The new trucks incorporate the latest in truck technology, improving on what had already proven to be a durable and reliable vehicle, said Wiater, president of Stewart & Stevenson Tactical Vehicle Systems, LP, manufacturer of the trucks.

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Stewart & Stevenson believes that its expectations, as expressed in these statements, are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations. These statements are not, however, guarantees of future performance and actual results may differ materially. The most important factors that may cause actual results to differ from our expectations are risk of cancellation, adjustment or termination of the FMTV procurement program; unilateral changes directed by the
U. S. Army in the scope or timing of the program; future government budgeting, and changes in applicable laws. Other risk factors are listed in Stewart & Stevenson Services, Inc. annual report to the Securities and Exchange Commission on Form 10-K for the year ended January 31, 2000, and Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the three months ended April 29, 2000.

Contact:  Paul Justice
          Director of Public Relations
          Tactical Vehicle Systems Division
Phone:    713-867-1774
Fax:      713-867-1518
Email:    p.justice@ssss.com
          HTTP://www.ssss.com or  www.fmtvtruck.com